Exhibit 99.1

Our AI - Driven Bioinformatics Platform is Accelerating the Development of a Novel NASH Therapeutic and Creating Pathways to Optimize Efficacy October 2020 Investor Presentation HEPA

Forward - Looking Statements This presentation may contain forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . Such forward - looking statements are characterized by future or conditional verbs verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” believe,” “estimate” and “continue” or similar words . You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future future results of operations or financial condition or state other forward - looking information . Such statements are only predictions and and our actual results may differ materially from those anticipated in these forward - looking statements . We believe that it is important to communicate future expectations to investors . However, there may be events in the future that we are are not able to accurately predict or control . Factors that may cause such differences include, but are not limited to, those discussed under Risk Factors in our periodic reports filed with the Securities and Exchange Commission, including the uncertainties associated with product development, the risk that products that appeared promising in early clinical trials do not demonstrate safety and efficacy in larger - scale clinical trials, the risk that we will not obtain approval to market our products, risks associated with delays, increased costs and funding shortages caused by the COVID - 19 pandemic ; the risks associated with dependence upon key personnel and the need for additional financing . We do not assume any obligation to update forward - looking statements as circumstances change . This presentation does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Hepion Pharmaceuticals or its affiliates . The information in this presentation is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation . p. 2

Recent FDA approval of AI - driven bioinformatics holds the key to modeling outcomes and efficacy. The net - net for biotechs like us is to create the ability to mitigate risk, shorten timelines, and reduce the costs of our trials while creating additional value for our platform. President, CEO Hepion Pharmaceuticals, Inc. ROBERT FOSTER, PharmD, PhD The cost to d evelop o ne New Drug is $2.6 Billion: the approval r ate for Drugs Entering clinical d evelopment is less t han 12% Tufts Center for the Study of Drug Development, 2019 FDA Rejects NASH Therapeutic, June 2020 Fails Phase 3 Trial, May 2020 p. 3

HIGHLIGHTS ▪ Clinical phase 2a NASH program currently underway ▪ Artificial Intelligence and Smart Algorithms Platform ( AI - POWR ™) to identify and optimize responder outcomes ▪ Strong safety/tolerability profile in preclinical and phase 1 clinical studies (n=73 healthy volunteers) ▪ Strong preclinical proof of concept in fibrosis and viral infections ▪ Orally active, once daily capsules ▪ Regulating protein folding cyclophilins (enzymes) to treat diseases including: - Fibrosis, viral infections, cancers, ischemia, etc. ▪ 30 years' experience in this very specific field of chemistry and drug development - Core team that founded Aurinia Pharmaceuticals (NASDAQ:AUPH), and discovered and developed voclosporin through Phase 2 ▪ Robust IP (protection in major markets including US, Europe, Australia, Canada, China, Japan, Korea) with exclusivity until 2039 with potential further regulatory exclusivity to 2044 $17.6 M as of 6/30/20 CASH 9.0 M shares outstanding as of 6/30/20 13.1 M F/D Shares as of 6/30/20 Elemer Piros , Ph.D. – Roth Capital Kumar Raja, Ph.D. – Brookline Capital Nathaniel Calloway, Ph.D. – Edison Group SHARES COVERAGE p. 4 TWO VALUE DRIVERS A Therapy for NASH with indications for several other conditions AI - Driven, Bioinformatic Platform

PIPELINE p. 5 THERAPY PROGRAM PRE - CLINICAL Phase 1 * Phase 2 Phase 3 NDA SUBMISSION NASH CRV431 205 COVID - 19 CRV431 206 HBV Open to Partnerships IND 142904 pIND 151344 IND 1376787 * Separate Phase 1 programs were not conducted for each separate indication. The Phase 1 program was comprised of Single and Mu lti ple Ascending Doses, and a Drug - Drug Interaction study.

We Have Developed an AI - Driven Bioinformatics Platform to Accelerate Cost - Effective Clinical Trials Study Design to Increase Response Rates ABOUT US p. 6

p. 7 Bioinformatics ACCELERATES the Development of Our OWN THERAPIES and can be used as a PLATFORM Hepion’s AI - POWR™ platform provides integrative, multi - variate, systems - biology bioinformatic and big - data analysis of proprietary pre - clinical and clinical data with publicly - available multi - omic data bases and key clinical outcomes. Analytics provides drug target selection, clinical study design enhancement and a priori - responder analysis. AI P O W R Supervised and unsupervised AI - enabled machine learning Precision medicine based on genetics, environment, and lifestyle Omics, including genomics, proteomics, metabolomics and lipidomics World, accessing world genomic databases Response and clinical outcomes ▪ Novel Drug Target Selection (for pipeline drugs) ▪ Biomarker Selection and Validation ▪ Patient Selection ( a priori - responder analysis) ▪ De - Risk Clinical Trials ▪ Improve drug development efficiency with cost savings

Identifying Responders Increases “Signal - to - Noise” p. 8 Identify Responders from Big Data Sources using multi - omic approach (genomics, proteomics, metabolomics, lipidomics , patient traits) Supervised and Unsupervised Machine Learning Algorithms Model Inputs and Run Scenarios to Constantly Increase Response Rates AI - POWR™ Produces a Concentrated Set of Responders ▪ Optimize to identify responders a priori ▪ Reduce need for post - hoc analysis ▪ Optimizes spread between treatment and placebo

Components AI-POWR™

ACCESSING DATA Inputs
Are All Publicly Available, for everyone

Big Data Access

We all have access to millions of studies, results and findings are now compiled for:

- ✓ Disease State Specific Genomic
- ✓ Proteomics, Genomics, Lipidomics, Metabolomics ('Multi-Omics') Data Bases
- ✓ Patient Traits
- ✓ Clinical Outcomes

Data Mining

AI DATA-PROCESSING
Is the Tough, and Proprietary part

Scripting Algorithms / AI

Developing Big Data Processing Algorithms
Supporting Predictions and Actions

Continuous Learning

Fine Tuning

Algorithm Adjustment of
Datasets / New Biomarkers
Patient Selection
Study Design Enrichment

DEFENDING OUTCOMES
Are the Ultimate Goals of Bioinformatic AI Platforms.

Demonstrate Improved Response Outcomes Through:

Patient Selection
Biomarker Selection
Drug Target Selection

Collect and Prepare Assessments for Trial Study Submission

Clinical Success
De-Risk Failure
Improve Study Efficiencies
Cost Savings
Re-Analysis-Feedback

HEPION p. 9

THE NET BENEFITS of AI-Driven, Bioinformatic Trials and Study Design

Anticipated Benefits of AI-Enabled Bioinformatics in Trials and Study Design

Increase Trial Success Rates
Phase I-III selection and biomarker verification reduce variability and increase study power which results in high levels of efficacy in clinical trial phases

Shorten Trial Timelines
Modeling results, adjusting variables and honing scenario-based study designs shorten review times

Decrease Costs
Shortening intervals between trials and decreasing the amount of time and effort and cost required to resubmit studies during trials

Novartis used AI to predict and monitor trial costs, enrolment and quality. As a result, the company reported a 10-15 % reduction in patient enrolment times in pilot trials. Healthcare Weekly, 2019.

The Pain Points in Traditional Clinical Trials Today – Long timelines, high costs and low response rates

PHASE 1	PHASE 2	PHASE 3
Takes at least 3-6 months. Around 70% move to next phase	Takes 1-2 years. Around 33% move to next phase.	Takes 1-4 years. Around 25-30% move to next phase.

Traditionally, most time and money are spent for trials which have the lowest efficacy rates. Patient targeting and recruitment accounts for approximately 32% of costs. Deloitte, 2019

HEPION p. 10

a cyclophilin inhibitor in accelerated development using AI - POWR TM to produce anticipated market - leading efficacy rates to treat NASH JM1

THERAPY DISCOVERY PRE - CLINICAL Phase 1 Phase 2 Phase 3 NDA SUBMISSION Synthesized and screened ~200 molecules CRV431 for NASH p. 12 Projected NDA Filing 2025 Identified CRV431 as lead molecule Efficacy Models : 5 in vivo 5 in vitro fibroblast 2 human explants - liver and lung Toxicology In vitro and in vivo Pharmacology and MOA CMC Phase 2a 'AMBITION' Clinical Trial Ongoing Single and Multiple Ascending Dosing Completed Drug - Drug Interaction Study Completed

THE GENESIS OF CRV431

Theory	Prediction and Experimentation	Findings
Modifying Cyclosporine A can greatly increase its immunosuppressive benefits	Modifications of Cyclosporine A can either eliminate or enhance immunosuppression. Our team's past discovery, voclosporin, was chemically modified to enhance immunosuppression	Inhibition of each cyclophilin isoform produces distinct therapeutic effects

Cyclosporine A



Nearly 40 years of clinical use as immunosuppressive drug for organ transplantation and autoimmune diseases

CRV431



Modifications increase affinity for cyclophilins (13-fold) and **eliminate immunosuppression**

Voclosporin

Aurinia Pharma



Modifications increase affinity for calcineurin and **increase immunosuppression potency**



CRV431 binds potently (Ki≈1 nM) to around 10 of 17 cyclophilin isoforms in the human body

WHY TARGET CYCLOPHILINS

Cyclophilins shown to play negative roles in:

Viral Hepatitis • Cancers • Acute And Chronic Lung Injury • Myocardial Infarction • Stroke • Arthritis • Atherosclerosis • Thrombosis • Aortic Aneurysm • Coronary Artery Disease • Pulmonary Arterial Hypertension • ALS • Alzheimers Disease • Multiple Sclerosis • Muscular Dystrophies • Traumatic CNS Injury

HEPION p. 13

CRV431 MODE OF ACTION

Cyclophilin enzymes regulate the structure and activity of many proteins throughout the body



Regulatory roles of cyclophilins in many disease pathways make them good candidates as drug targets



CRV431

Pan-Cyclophilin Inhibitor

Binds to Cyclophilin A to reduce inflammation



Cyclophilin A (cytosol and secreted)

Secreted from injured cells and acts as proinflammatory cytokine by binding to CD147.

- Hijacked by viruses to assist in viral replication (e.g. SARS-CoV-2)

Binds to Cyclophilin B to reduce fibrosis



Cyclophilin B (endoplasmic reticulum)

Promotes fibrotic scarring by controlling collagen production

Binds to Cyclophilin D to mitigate mitochondrial damage



Cyclophilin D (mitochondria)

Promotes mitochondrial pore opening leading to mitochondrial and necrotic cell death

Regulates mitochondrial metabolism

HEPION p. 14

The Development of CRV431 Using AI - POWR™

Preclinical Antifibrotic Efficacy

FIBROSIS – a response to chronic injury – is a major cause of organ dysfunction and its reduction is the primary goal in the treatment of NASH

Human Cell Cultures		CRV431 Effects
Hepatic stellate cells, fibroblasts (multiple organs)	TGFβ or endogenous stimulation	▼fibrotic gene expression ▼ procollagen and fibronectin secretion

Human Tissue Explants	(Precision Cut Slice Cultures)	CRV431 Effects
Liver explants (4 donors)	TGFβ+PDGF-BB or endogenous stimulation	▼ inflammatory/fibrotic gene expression ▼ inflammatory/fibrotic protein secretion ▼ tissue fibrosis
IPF lung explants (1 donor)	Endogenous stimulation	

Animal Models (8 independent studies)		CRV431 Effects
Mice (liver fibrosis)	Western diet + carbon tetrachloride	82%▼ fibrosis; ▼ weight gain
Mice (liver fibrosis)	High fat diet + streptozotocin (4 studies)	37-57%▼fibrosis; ▼ weight gain;50%▼liver tumors
Mice (liver fibrosis)	Carbon tetrachloride	44%▼ fibrosis
Mice (kidney fibrosis)	Unilateral ureter obstruction	42%▼ fibrosis
Rats (liver fibrosis)	Thioacetamide	48%▼ fibrosis; prevented cirrhosis

HEPION p. 16

PHASE 1 STUDIES – Safety, tolerability and pharmacokinetics (PK)

CRV431 in Healthy Subjects

Single Ascending Dose (SAD)

- ✓ N = 32 (24 CRV431; 8 Placebo).
- ✓ Doses: 75 mg, 225 mg, 375mg, 525 mg (single doses)
- ✓ Drug Exposure is in the range in which efficacy was demonstrated in pre-clinical models.
- ✓ Pharmacokinetics are first order and support once daily dosing.
- ✓ No SAE's, Mild AE's, No dose response in AE's or changes in clinical labs.
- ✓ No changes in vital signs or ECG.

Multiple Ascending Dose (MAD)

- ✓ N = 25 (All CRV431).
- ✓ Doses: 75 mg, 150 mg, 225 mg, 300 mg, 325 mg QD x 28 Days.
- ✓ Drug Exposure starting at 75 mg QD is in the range in which efficacy was demonstrated in pre-clinical models.
- ✓ Pharmacokinetics are first order and support once daily dosing.
- ✓ No SAE's, Mild AE's, No dose response in AE's or changes in clinical labs.
- ✓ No changes in vital signs or ECG.
- ✓ Data supported initiation of Phase 2a NASH Trial

Drug-Drug Interaction (DDI)

- ✓ N= 18
- ✓ Single CRV431 Drug Interaction Study with tenofovir

HEPION p. 17

Example of AI-POWR™ Utility with CRV431 in NASH/NAFLD Liver Slices

AI-POWR™ Rapid and Early Identification of Key NASH-Related Genes Altered by 3-Days CRV431

- NASH/NAFLD is heterogenous
- Genetic analysis of the effects of CRV431 on 28,278 genes, gene-variants, non-encoding microRNA and long RNA
- A study of genes and environmental interactions (epigenetics) may suggest specific genetic risk factors or specific genetic types of NASH.
- Decreased function of these genes is associated with NASH/NAFLD and fibrosis
- Bioinformatics will help guide clinical development of CRV431, and optimize for success

Gene	Implications for NASH (Down-regulation, loss-of-function, polymorphism)	Fold Change	p-value
TM6SF2	Linked to NASH and fibrosis	+4.2	0.0007
PNPLA3	Triacylglycerol hydrolysis: linked to NASH and fibrosis	+1.6	0.046
ApoB	Apolipoprotein of chylomicrons and LDL, ligand for LDL, linked to dyslipidemia, NASH and fibrosis	+10.9	0.0001
MTTP	Lipoprotein assembly: linked to NASH and fibrosis	+5.5	0.0003
GCKR	Linked to maturity-onset type 2 diabetes and NASH	+2.7	0.0036
LPIN1	Mutations associated with metabolic syndrome: linked to NASH and fibrosis	+1.9	0.01

HEPION p. 18

PHASE 2a AI-POWERED PILOT STUDY

OBJECTIVES

- Evaluate the safety and tolerability of once daily (qd) 75 mg and 225 mg dose of CRV431 in presumed nonalcoholic steatohepatitis (NASH) fibrosis stage 2 (F2)/fibrosis stage 3 (F3) patients compared to placebo control over 28 days of dosing
- Measure antifibrotic activity of CRV431
- Produce exploratory antifibrotic biomarker data: collagen biomarkers, matrix metalloproteinases, lipidomics, and genomics: Multi-Omic/Trait Data for use in AI-POWR™ Algorithm

STUDY DESIGN

- Multi-center (10 Sites), single-blind, placebo-controlled study
- Univariate Endpoints: AST, Pro-C3, ELF Score, Fibroscan

F2/F3 NASH Patients (n=36)

Cohort*	Fibrosis Stage	N	Day 1 – 28, fasted oral dosing	Day 29 - 42
A	F2/F3	12	CRV431 75 mg	Observation/Follow-up
B		6	Placebo	
C	F2/F3	12	CRV431 225 mg	
D		6	Placebo	

*randomized assignment; 2:1 – CRV431:placebo

Multivariate multi-omics-trait AI-™ analysis to elucidate CRV431 activity biomarkers in F2/F3 NASH for Phase 2b Patient/Biomarker Selection

HEPION p. 19

p. 20 EVENTS CRV431 ▪ Complete Phase 2A NASH program (first cohort completion expected Q4, 2020) ▪ Complete long - term animal toxicology (Q2, 2021) ▪ Continue to optimize and scale - up chemistry and manufacturing (ongoing) ▪ Complete Clinical Drug - Drug Interaction Study (Q2, 2021) ▪ Prepare for NASH Phase 2B (to start mid - 2021) using AI - POWR ™ (ongoing) AI - POWR ™ ▪ Continue to refine and extend AI - POWR ™ for NASH and possible other indications (e.g., COVID - 19) ▪ Continue to develop intellectual property (IP) for future CRV431 indications (e.g., additional fibrosis, viral disease) and business development strategies

HEPA CONTACT US Robert T. Foster, PharmD, PhD Chief Executive Officer HEPION PHARMACEUTICALS INC. 399 Thornall Street, First Floor Edison, New Jersey, USA, 08837 Email: rfoster@hepionpharma.com p. 21 www.hepionpharma.com